Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACXIOM CORPORATION (Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	71-0581897 (I.R.S. Employer Identification Number)

601 E. Third Street, Little Rock, Arkansas 72201 (Address of Principal Executive Offices)

ACXIOM CORPORATION RETIREMENT SAVINGS PLAN (Full Title of the Plan)

Jerry C. Jones Chief Legal Officer and Sr. Vice President 601 E. Third Street Little Rock, Arkansas 72201 501-342-1000 (Name and Address of Agent For Service)

Copies of all correspondence to:

Daniel L. Heard, Esq. Kutak Rock LLP 124 West Capitol Avenue Suite 2000 Little Rock, Arkansas 72201 (501) 975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.10 Par Value (1)	4,000,000 (2)	$7.32 (3)	$29,280,000	$1,633.82 (3)

(1)         Preferred Stock Purchase Rights of Acxiom Corporation (“Acxiom” or “Registrant”) are attached to and trade with the Acxiom Common Stock.

(2)         Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares that may become subject to the Acxiom Corporation Retirement Savings Plan as a result of anti-dilution provisions of the plan.

(3)         This calculation is estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The registration fee for the 4,000,000 additional shares of Common Stock which may be issued pursuant to Plan is based upon the average of the reported high and low sales prices for the Common Stock as reported by the NASDAQ Global Select Market on March 13, 2009.

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EXPLANATORY NOTE

This registration statement on Form S-8 is filed by Acxiom Corporation pursuant to General Instruction E to Form S-8 to register an additional 4,000,000 shares of Common Stock that may be issued to participants under the Acxiom Corporation Retirement Savings Plan (the “Plan”). The contents of the registration statements on Form S-8, file numbers 333-57470 and 333-136919 previously filed by Acxiom Corporation and relating to the registration of shares of Common Stock for issuance under the Plan, are hereby incorporated by reference to this registration statement in accordance with General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Registrant filed with the Securities and Exchange Commission (the “Commission”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended March 31, 2008;
(b)	The Registrant’s Quarterly Report on Form 10-Q for its fiscal quarters ended June 30, 2008, September 30, 2008 (as amended) and December 31, 2008;
(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on May 15, 2008, May 20, 2008, October 31, 2008 and November 7, 2008; and
(d)	The Registrant’s Registration Statement on Form S-8 relating to the Plan, filed with the Commission on March 23, 2001.

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EXPLANATORY NOTE

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement (other than Current Reports on Form 8-K containing Regulation FD Disclosure furnished under Item 7.01 or Results of Operations and Financial Condition disclosure furnished under Item 2.02 and exhibits relating to such disclosures, unless otherwise specifically stated in such Current Report on Form 8-K), shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.            Exhibits.

Number	Exhibit

5.1	Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith).

23.1	Consent of Kutak Rock LLP (included in the opinion in Exhibit 5.1).

23.2	Consent of KPMG LLP (filed herewith).

24.1	Powers of Attorney (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on March 16, 2009.

ACXIOM CORPORATION By: /s/ Catherine L. Hughes Catherine L. Hughes Corporate Governance Officer & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, as of March 16, 2009:

Signature	Title

/s/ William T. Dillard II*	Director
William T. Dillard II

/s/ Michael J. Durham*	Non-Executive Chairman of the Board
Michael J. Durham

/s/ Mary L. Good*	Director
Mary L. Good

/s/ Ann Die Hasselmo*	Director
Ann Die Hasselmo

/s/ William J. Henderson*	Director
William J. Henderson

/s/ Thomas F. McLarty, III*	Director
Thomas F. McLarty, III

/s/ John A. Meyer*	Director, Chief Executive Officer & President
John A. Meyer	(principal executive officer)

/s/ Stephen M. Patterson*	Director
Stephen M. Patterson

/s/ Kevin M. Twomey*	Director
Kevin M. Twomey

/s/ R. Halsey Wise*	Director
R. Halsey Wise

/s/ Christopher W. Wolf*	Chief Financial Officer
Christopher W. Wolf	(principal financial and accounting officer)

*By:	/s/ Catherine L. Hughes
Catherine L. Hughes, Attorney-in-Fact

INDEX TO EXHIBITS

(a)     The exhibits filed as a part of this registration statement are listed below:

Number	Exhibit

5.1	Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith).

23.1	Consent of Kutak Rock LLP (included in the opinion in Exhibit 5.1).

23.2	Consent of KPMG LLP (filed herewith).

24.1	Powers of Attorney (filed herewith).